                                                                EXHIBIT 10.16.4

                      FOURTH AMENDMENT TO CREDIT AGREEMENT

      THIS FOURTH AMENDMENT TO CREDIT AGREEMENT made and entered into as of September 15, 2000 (this "AMENDMENT"), by and among PSYCH SYSTEMS HOLDINGS, INC., a Delaware corporation (the "COMPANY"), AMERICAN PSYCH SYSTEMS HOLDINGS, INC., a Delaware corporation (the "HOLDING COMPANY"), the Lenders signatory hereto (the "LENDERS"), and BANK OF AMERICA, N.A. (successor in interest to Banc of America Commercial Finance Corporation, formerly known as NationsCredit Commercial Corporation), as a Lender and as Agent for the Lenders (the "AGENT").

                               STATEMENT OF FACTS

A. The Company, the Holding Company, the Lenders and the Agent are parties to that certain Credit Agreement, dated as of December 23, 1998, as amended by the First Amendment dated August 26, 1999, the Second Amendment dated as of October 18, 1999 and the Third Amendment dated as of June 23, 2000 (as amended, the "CREDIT AGREEMENT"; capitalized terms used in this Amendment and not otherwise defined herein have the meanings given in the Credit Agreement), whereby the Lenders have agreed to make certain loans to the Company, subject to the terms and conditions contained in the Credit Agreement.

B. Pursuant to the terms of that certain Note and Stock Purchase Agreement of even date herewith (the "NOTE PURCHASE AGREEMENT") among the Credit Parties, Canpartners Investments IV, LLC, a California limited liability company (the "INITIAL PURCHASER") and the other purchasers party thereto from time to time (such other purchasers, together with the Initial Purchaser, are the "SUBORDINATED CREDITORS"), the Subordinated Creditors have agreed to make certain loans to the Company, subject to the terms and conditions contained in the Note Purchase Agreement.

C. Pursuant to the terms of that certain Subordination and Intercreditor Agreement of even date herewith (the "INTERCREDITOR AGREEMENT") among the Credit Parties, the Agent (both as collateral agent under the Intercreditor Agreement and as Agent for the Lenders) and the Subordinated Creditors, the Lenders and the Subordinated Creditors have established, INTER ALIA, the relative rights and priority of liens of ----- ---- the Lenders and the Subordinated Creditors with respect to all real and personal property of any Credit Party pledged to secure either the Senior Debt or the Subordinated Debt (each as defined in the Intercreditor Agreement).

D. The Company has requested that the Agent and the Lenders modify the Credit Agreement to permit the Company and the Holding Company to enter into the Note Purchase Agreement and to perform its obligations thereunder, subject to the terms of the Intercreditor Agreement, and the Agent and the Lenders are willing to agree to such modifications, and to such other modifications as are specifically set forth herein, all subject to the terms and conditions of this Amendment.

                               STATEMENT OF TERMS

1. AMENDMENTS TO CREDIT AGREEMENT. Subject to the terms and conditions set forth in this Amendment, the provisions of the Credit Agreement recited below are hereby amended as follows:

      1.1 Section 1.01 is hereby amended by adding the following definitions thereto to be inserted in alphabetical order therein:

            "AFFILIATED INVESTOR" shall mean with respect to any Person, all other Persons the investment affairs of which are controlled or managed by the first Person.

            "COLLATERAL AGENT" shall have the meaning ascribed to such term in the Intercreditor Agreement, with the initial Collateral Agent being the Agent under this Agreement.

            "CURRENT RATIO" means at any time the ratio of (i) Consolidated Current Assets to (ii) Consolidated Current Liabilities, each as of the last day of the then most recently ended calendar month

            "INTERCREDITOR AGREEMENT" means the Subordination and Intercreditor Agreement dated as of September 15, 2000 among the Credit Parties, the Collateral Agent, the Agent (both as Collateral Agent for the Lenders and the Subordinated Creditors and as Agent for the Lenders) and the Subordinated Creditors.

            "IPO" means the closing of a Person's initial public offering of its shares under the Securities Act.

            "LENDER AFFILIATE" means, with respect to any Lender, (i) any Person that directly, or indirectly through one or more intermediaries, controls such Lender (a "CONTROLLING Lender") or (ii) any Person which is controlled by or is under common control with a Controlling Lender. As used herein, the term "control" of a Person means the possession, directly or indirectly, of the power to vote 10% or more of any class of voting securities of such Person or to direct or cause the direction of the management or policies of a Person, whether through the ownership of voting securities, by contract or otherwise.

            "MODIFICATION AGREEMENT" means the Security Documents Joinder and Modification Agreement dated as of September 15, 2000 among the Credit

            Parties, the Agent (both as Collateral Agent for the Lenders and the Subordinated Creditors and as Agent for the Lenders) and the Subordinated Creditors.

            "NOTE PURCHASE AGREEMENT" means the Note and Stock Purchase Agreement dated as of September 15, 2000 among the Credit Parties and the Subordinated Creditors, together with any modifications thereto made in conformance with the provisions of the Intercreditor Agreement.

            "PRIVATE EQUITY ISSUANCE" means any private issuance and sale of Common Stock or other equity securities.

            "SUBORDINATED CREDITORS" means the Persons who are from time to time purchasers under the Note Purchase Agreement, including the initial purchaser, Canpartners Investments IV, LLC, a California limited liability company.

            "SENIOR LEVERAGE RATIO" means at any time the ratio of (i) Consolidated Total Debt less Subordinated Debt at such time to (ii) Consolidated EBITDA minus Consolidated Capital Expenditures for the twelve months then most recently ended (considered as a single accounting period, and subject to Section 7.20).

            "SUBORDINATED DEBT" shall have the meaning ascribed to that term in the Intercreditor Agreement.

      1.2 Section 1.01 is hereby amended to delete the definitions of "ASSET SALE", "DEBT", "EBITDA", "FINANCING DOCUMENTS", "GUARANTORS", "LEVERAGE RATIO", "SECURITY DOCUMENTS" and "SOLVENT" and replace them with the following definitions (and inserting such new definitions in alphabetical order therein):

            "ASSET SALE" means any sale, lease or other disposition (including any such transaction effected by way of merger or consolidation) by any Credit Party of any asset, but excluding (i) dispositions of inventory in the ordinary course of business and (ii) dispositions of Temporary Cash Investments and cash payments otherwise permitted under this Agreement; provided that a disposition of assets not excluded by clauses (i) or (ii) above during any Fiscal Year shall not constitute an Asset Sale unless and until (and only to the extent that), subject to the provisions of Section 6 of the Intercreditor Agreement: (x) the aggregate Net Cash Proceeds of such disposition of assets are not used for the purchase of reasonably equivalent replacements of such assets acquired or ordered within 90 days thereof; or (y) the aggregate Net Cash Proceeds from such disposition (if not used as provided in clause (x) above), when combined with all other such dispositions previously made during such Fiscal Year and not used as provided in clause (x) above, exceeds $100,000.

            "DEBT" of a Person means at any date, without duplication all obligations of such Person which, in accordance with GAAP, would be included as a liability on the balance sheet of such Person including, without limitation, (i) all obligations of such Person for borrowed money, (ii) all obligations of such Person evidenced by bonds, debentures, notes or other similar instruments, (iii) all obligations of such Person to pay the deferred purchase price of property or services, except trade accounts payable arising and paid in the ordinary course of business, (iv) all Capital Leases of such Person, (v) all obligations of such Person to purchase securities (or other property) which arise out of or in connection with the issuance or sale of the same or substantially similar securities (or property), (vi) all contingent or non-contingent obligations of such Person to reimburse any bank or other Person in respect of amounts paid under a letter of credit or similar instrument, (vii) all equity securities of such Person subject to repurchase or redemption otherwise than at the sole option of such Person, (viii) all Debt secured by a Lien on any asset of such Person, whether or not such Debt is otherwise an obligation of such Person, (ix) all Debt of others Guaranteed by such Person, and (x) all obligations of such Person in respect of settlements (structured or otherwise) of any litigation involving such Person.

            "EBITDA" means, for any period and for any Person, the Consolidated Net Income of such Person and its consolidated subsidiaries for such period, after all expenses and other proper charges except depreciation, interest, amortization and income taxes, determined in accordance with GAAP (specifically including in the calculation thereof in the case of the Holding Company and its Consolidated Subsidiaries (x) any income or loss from discontinued operations and
            (y) the full amount of any charges incurred in such period related to the development of new business, whether expensed or capitalized)
            (A) eliminating, without duplication: (i) all intercompany items,
            (ii) all earnings attributable to equity interests in Persons that are not Subsidiaries of such Person unless actually received by such Person, (iii) all income arising from the forgiveness, adjustment, or negotiated settlement of any indebtedness, (iv) any extraordinary items of income or expense, (v) any increase or decrease in income arising from any change in such Person's method of accounting, subject (in the case of the Holding Company) to Section 1.02, and
            (vi) any interest income, and (B) deducting therefrom, to the extent not previously deducted in calculating Consolidated Net Income, any development costs incurred subsequent to the Closing Date, whether expensed or capitalized on the books of the Holding Company.

            "FINANCING DOCUMENTS" means this Agreement, the Notes, the Holding Company Guaranty Agreements, the Warrant, the Warrantholder's Rights

            Agreement, the Security Documents and the Intercreditor Agreement.

            "GUARANTORS" means, collectively, the Holding Company, each Subsidiary of the Holding Company, other than the Company, and each other Person who now or in the future guarantees the payment and performance of the Obligations.

            "SECURITY DOCUMENTS" means, collectively, the Security Agreements, the Pledge Agreements, the Pledged Account Agreements, any Mortgage, the Modification Agreement and any other agreement pursuant to which any Credit Party provides a Lien on its assets in favor of the Collateral Agent for the benefit of the Lenders and the Subordinated Creditors (in accordance with the provisions of the Intercreditor Agreement), and all supplementary assignments, security agreements, pledge agreements, acknowledgments or other documents delivered or to be delivered pursuant to the terms hereof or of any other Security Document.

            "SOLVENT" means , with respect to the Credit Parties on a particular date, that on such date (i) the assets of the Credit Parties, in the aggregate, at a fair valuation, will exceed their liabilities, including contingent liabilities, (ii) the remaining capital of the Credit Parties, in the aggregate, will not be unreasonably small to conduct their business, (iii) each of the Credit Parties separately will not have incurred debts, and will not intend to incur debts, beyond its ability to pay such debts as they mature, and (iv) the present fair saleable value of the assets of the Credit Parties, in the aggregate, is greater than their probable liability on its existing debts as such debts become absolute and matured. For purposes of this definition, "debt" means any liability on a claim, and "claim" means (i) right to payment, whether or not such right is reduced to judgment, liquidated, unliquidated, fixed, contingent, matured, unmatured, disputed, undisputed, legal, equitable, secured or unsecured, or (ii) right to an equitable remedy for breach of performance if such breach gives rise to a right to payment, whether or not such right to an equitable remedy is reduced to judgment, fixed, contingent, matured, unmatured, disputed, undisputed, secured or unsecured. In computing the amount of contingent liabilities of the Credit Parties on any date, such liabilities shall be computed at the amount that, in the judgment of the Required Lenders in light of all facts and circumstances existing at such time, represents the amount of such liabilities that reasonably can be expected to become actual or matured liabilities.

            "TOTAL LEVERAGE RATIO" means at any time the ratio of (i) Consolidated Total Debt at such time to (ii) Consolidated EBITDA minus Consolidated Capital Expenditures for the twelve months then most recently ended (considered as a single accounting period, and subject to Section 7.20).

      1.3 In Section 1.01, the definition of "Non-Guarantor Subsidiaries" is deleted in its entirety.

      1.4 In Section 1.01, in the definition of "Revolving Credit Commitment", the dollar amount "$15,000,000" is deleted and replaced with the dollar amount "$3,600,000".

      1.5 In Section 1.01, in the definition of "Solvent", the first sentence thereof is hereby amended by (a) deleting "and" from the end of clause (ii), (b) deleting the period from the end of clause (iii), and adding "; and" in its place, and (c) adding to the end of such sentence a new clause "(iv)" as follows:

            (iv) the present fair saleable value of the assets of such Person is greater than its probable liability on its existing debts as such debts become absolute and matured.

      1.6   Section 2.04(a) is amended to read in its entirety as follows:

                  (a) MANDATORY SCHEDULED PREPAYMENTS. Commencing on October 1,
            2000, and continuing on each Quarterly Date thereafter, the Company shall repay the Term Loans in quarterly installments of principal in the amount set forth for such Quarterly Date below, provided that there shall become due and the Company shall pay on the Term Loan Maturity Date the entire outstanding principal amount of the Term Loans, together with accrued and unpaid interest on the principal amount being repaid to but excluding the date of payment.


                   Quarterly Date              Required Principal Payment
                   --------------              --------------------------
                   October 1, 2000             $500,000
                   January 1,2001              $500,000
                   April 1, 2001               $500,000
                   July 1, 2001                $500,000
                   October 1, 2001 (and on     $825,000
                   each Quarterly Date
                   thereafter)

      1.7   Section 2.04(b) is amended to read in its entirety as follows:

                  (b) MANDATORY INCREMENTAL PREPAYMENTS. There shall become due and payable, and the Company shall prepay, an aggregate principal amount of the Term Loans (or, if less, the aggregate outstanding principal amount of the Term Loans) in the following amounts at the following times, and in the case of any prepayment of the remaining Term Loans in whole, accrued and unpaid interest on the principal amount being prepaid to but excluding the date of such payment:

                        (i) on the earlier of (x) the date the audited financial
            statements for each Fiscal Year are delivered in accordance with
            Section 6.01 and (y) 90 days following the last day of each Fiscal Year, beginning with the Fiscal Year ending December 31, 2000, the Company shall deliver to the Agent:

                              (A) until the earlier of (a) March 15, 2001, and
            (b) the date that the Holding Company has delivered an Officer's Certificate certifying that the Holding Company and its Consolidated Subsidiaries have achieved a Current Ratio of 1.1 to 1 (the "EXCESS CASH FLOW ADJUSTMENT DATE"), an amount equal to 60% of the Excess Cash Flow for such Fiscal Year; and

                              (B) after the Excess Cash Flow Adjustment Date, an
            amount equal to 87.5% of the Excess Cash Flow for such Fiscal Year.

                        (ii) promptly upon receipt by the Company or any other
            Credit Party, (x) 100% of any payment which constitutes Major Casualty Proceeds or (y) 100% of any payment under the Key-Person Life Insurance Policy, unless, in the case of Major Casualty Proceeds only, the Required Lenders shall otherwise direct (in which case the amount of such payment shall be deposited into the Insurance Account to be held and applied in accordance with Section 5 of the Company Security Agreement);

                        (iii) (A) in the case of Private Equity Issuances, (x)
            50% of the first Five Million Dollars ($5,000,000) of Net Cash Proceeds from a Private Equity Issuance and (y) 100% of Net Cash Proceeds from a Private Equity Issuance in excess of Five Million Dollars ($5,000,000); and (B) in the case of an IPO or any subsequent public issuance of equity, (x) 62.5% of the first Thirty Million Dollars ($30,000,000) of the Net Cash Proceeds from such IPO or subsequent public issuance of equity and (y) 87.5% of Net Cash Proceeds from such IPO or subsequent public issuance in excess of Thirty Million Dollars ($30,000,000).

                        (iv) upon receipt by the Company or any other Credit
            Party of the Net Cash Proceeds of any Asset Sale, 100% of such Net Cash Proceeds; and

                        (v) promptly upon receipt by APS of a Capitated
            Beneficiary Adjustment payment, 100% of such Capitated Beneficiary Adjustment payment.

      1.8 In Section 3.01(b)(i)(A), the "Working Capital Commitment" is hereby amended to be "2,500,000" instead of "$3,000,000".

      1.9 In Section 3.01(b)(i)(B), in each of the three places where the term "Leverage Ratio" appears, such term is deleted and replaced with the phrase "either the Total Leverage Ratio or the Senior Leverage Ratio".

      1.10 In Section 3.05, subsections (d), (e), (f), (g) and (h) are deleted and replaced in their entirety with the following new subsection "(c)":

            (c) There shall become due and payable, and the Company shall prepay, an aggregate principal amount of the Revolving Credit Loans (or, if less, the aggregate outstanding principal amount of the Revolving Credit Loans) in the following amounts (less any portion thereof applied to the repayment of the Term Loans under Section 2.04) at the following times, and in the case of any prepayment of the remaining Revolving Credit Loans in whole, accrued and unpaid interest on the principal amount being prepaid to but excluding the date of such payment:

                        (i) on the earlier of (x) the date the audited financial
            statements for each Fiscal Year are delivered in accordance with
            Section 6.01 and (y) 90 days following the last day of each Fiscal Year, beginning with the Fiscal Year ending December 31, 2000, the Company shall deliver to the Agent:

                              (A) until the earlier of (a) March 15, 2001, and
            (b) the Excess Cash Flow Adjustment Date, an amount equal to 60% of the Excess Cash Flow for such Fiscal Year; and

                              (B) after the Excess Cash Flow Adjustment Date, an
            amount equal to 87.5% of the Excess Cash Flow for such Fiscal Year;

                        (ii) promptly upon receipt by the Company or any other
            Credit Party, (x) 100% of any payment which constitutes Major Casualty Proceeds or (y) 100% of any payment under the Key-Person Life Insurance Policy, unless, in the case of Major Casualty Proceeds only, the Required Lenders shall otherwise direct (in which case the amount of such payment shall be deposited into the Insurance Account to be held and applied in accordance with Section 5 of the Company Security Agreement);

                        (iii) (A) in the case of Private Equity Issuances, (x)
            50% of the first Five Million Dollars ($5,000,000) of Net Cash Proceeds from a Private Equity Issuance and (y) 100% of Net Cash Proceeds from a Private Equity Issuance in excess of Five Million Dollars ($5,000,000); and (B) in the case of an IPO or any subsequent public issuance of equity, (x) 62.5% of the first Thirty Million Dollars ($30,000,000) of the Net Cash Proceeds from such IPO or subsequent public issuance of equity and (y) 87.5% of Net Cash Proceeds from such IPO or subsequent public issuance in excess of Thirty Million Dollars ($30,000,000);

                        (iv) upon receipt by the Company or any other Credit
            Party of the Net Cash Proceeds of any Asset Sale, 100% of such Net Cash Proceeds; and

                        (v) promptly upon receipt by APS of a Capitated
            Beneficiary Adjustment payment, 100% of such Capitated Beneficiary Adjustment payment.

      1.11 Section 3.08(a) is hereby deleted and replaced in its entirety with the following:

                  (a) The Revolving Credit Commitment shall reduce by the amount of each payment made or required to be made pursuant to Section 3.05(c) or Section 3.06.

      1.12 At the end of Article V, there is added a new Section 5.24 reading in its entirety as follows:

                  SECTION 5.24. SOLVENCY. The Credit Parties are Solvent.

      1.13 Section 6.01 is hereby amended by (i) deleting "and" from the end of subsection (k), (ii) deleting the period from the end of subsection (l) and adding "; and" in its place, and (iii) adding to the end of Section 6.01 new subsections "(m)" and "(n)" as follows:

            (m) concurrently with delivery to the Subordinated Creditors, copies of any notice or other information (including, without limitation, the annual and quarterly budgets described in Section 6.01(c) of the Note Purchase Agreement), provided by any Credit Party to the Subordinated Creditors in accordance with the terms of the Note Purchase Agreement or any Note Document (as defined in the Note Purchase Agreement) or any Subordinated Creditor's Equity Document (as defined in the Intercreditor Agreement); and

            (n) within 5 Business Days after the Holding Company and its Consolidated Subsidiaries have achieved a Current Ratio of 1.1 to 1, an Officer's Certificate certifying as to such Current Ratio and as to the date on which such ratio was achieved.

      1.14 In Section 6.24, in the proviso, the phrase "this Agreement shall not require" is deleted and replaced with the phrase "this Agreement shall require".

      1.15  In Article VI, there is added to the end of such Article a new
Section 6.22 reading in its entirety as follows:

                  SECTION 6.26. INTEREST RATE CONTRACTS. By October 16, 2000,
            the Company shall obtain, and shall thereafter cause to be maintained for a period of not less than three years, one or more interest rate hedge agreements with respect to the Obligations, covering an aggregate notional amount of not less than one-half of the maximum principal amount of the Loans for a term through the Term Loan Maturity Date and otherwise on terms reasonably acceptable to the Required Lenders.

      1.16 Section 7.01 is hereby amended by (i) deleting "and" from the end of subsection (d), (ii) deleting the period from the end of subsection (e) and adding "; and" in its place, and (iii) adding to the end of Section 7.01 a new subsection "(f)" as follows:

            (f) Debt of the Credit Parties under the Note Purchase Agreement in an aggregate principal amount at any time outstanding not to exceed $7,500,000.

      1.17  Section 7.07 is hereby amended to (i) delete in its entirety clause
(d) in the first sentence thereof (including the proviso following clause (d)); and (ii) delete in its entirety clause (ii) in the second sentence thereof.

      1.18  Section 7.04 is hereby amended to read in its entirety as follows:

            SECTION 7.04. RESTRICTED PAYMENTS. No Credit Party will directly or indirectly declare, order, pay, make or set apart any sum for any Restricted Payment, PROVIDED that the foregoing shall not restrict or prohibit: (a) dividends or distributions by the Company or the Holding Company at such times or in such amounts as are necessary to permit (i) purchases or redemptions of Warrants under the terms hereof, (ii) the pro rata distribution by a Credit Party of Net Cash Proceeds received by such Credit Party from the sale of any partial hospitalization assets to the Company and/or the Holding Company and the holders of the minority ownership interest in such Credit Party, or (iii) a distribution by the Company to the Holding Company in an amount not to exceed $100,000 in any one Fiscal Year for reasonable out of pocket operating costs and expenses; or (b) payments by the Company to the Subordinated Creditors with respect to the Subordinated Debt (and dividends or distributions from any Subsidiary of the Company to the Company to allow such payments to be made), to the extent that such payments are permitted under the provisions of the Intercreditor Agreement.

      1.19 Section 7.02 is hereby amended by (i) deleting "and" from the end of subsection (b), (ii) deleting the period from the end of subsection (c) and adding "; and" in its place, and (iii) adding to the end of Section 7.02 a new subsection "(d)" as follows:

            (d) Liens securing the Subordinated Debt so long as such liens comply in all respects with the provisions of the Intercreditor Agreement.

      1.20  Section 7.14 is hereby amended to read in its entirety as follows:

            SECTION 7.14. CAPITAL EXPENDITURES. The aggregate amount of Consolidated Capital Expenditures shall not exceed (a) $3,200,000 for the Fiscal Year ending December 31, 2000 and (b) $1,500,000 for any Fiscal Year thereafter.

      1.21  Section 7.15 is hereby amended to read in its entirety as follows:

            SECTION 7.15. TOTAL DEBT SERVICE COVERAGE RATIO. The Holding Company shall not permit the ratio determined as of the last day of any calendar month of (i) Consolidated Free Cash Flow to (ii) Total Debt Service, in each case for the twelve-month period then ended (provided, however, that in making such calculation, there shall be excluded any period of time prior to July 1, 2000) to be less than
            1.15 to 1.00; provided, however, that in calculating this financial covenant there shall be excluded from Total Debt Service the principal amortization payment scheduled to be paid on July 1, 2000.

      1.22  Section 7.16 is hereby amended to read in its entirety as follows:

            SECTION 7.16. LEVERAGE RATIOS.

                  (a) The Senior Leverage Ratio shall not (i) at any time from
            July 1, 2000 through December 31, 2000 exceed 3.25 to 1.00, (ii) at any time from January 1, 2001 through June 30, 2001 exceed 3.00 to 1.00, (iii) at any time from July 1, 2001 through December 31, 2001 exceed 2.50 to 1.00 and (iv) at any time thereafter exceed 2.00 to 1.00.

                  (b) The Total Leverage Ratio shall not (i) at any time from
            July 1, 2000 through December 31, 2000 exceed 4.75 to 1.00, (ii) at any time from January 1, 2001 through June 30, 2001 exceed 4.50 to 1.00, (iii) at any time from July 1, 2001 through December 31, 2001 exceed 4.00 to 1.00 and (iv) at any time thereafter exceed 3.50 to 1.00.

      1.23  Section 7.18 is hereby amended to read in its entirety as follows:

                  SECTION 7.18. INTEREST COVERAGE. The ratio, determined as of the last day of any calendar month, of (i) Consolidated EBITDA to
            (ii) the aggregate interest charges incurred by the Credit Parties, whether expensed or capitalized, including the portion of any obligation under Capital Leases allocable to interest expense in accordance with GAAP but excluding the portion of any debt discount or premium and the expenses of any debt issuance that shall be amortized in such period, in each case for the twelve-month period then ended (provided, however, that in making such calculation, there shall be excluded any period of time prior to July 1, 2000) shall not be less than (i) 2.25 to 1.00 at any time from July 1, 2000 through December 31, 2001 and (ii) 2.50 to 1.00 of any time thereafter.

      1.24  Section 7.19 is hereby amended to read in its entirety as follows:

                  SECTION 7.19. MINIMUM EBITDA. The Holding Company shall not at any time during any period specified below permit Consolidated EBITDA for the twelve month period most recently ended (provided, however, that in making such calculation, there shall be excluded any period of time prior to July 1, 2000) to be less than the amount set forth opposite such period below:


                  Period Ending                Consolidated EBITDA
                  -------------                -------------------
                  July 31, 2000                $497,000
                  August 31, 2000              $930,000
                  September 30, 2000           $1,530,000
                  October 31, 2000             $2,019,000
                  November 30, 2000            $2,508,000
                  December 31, 2000            $2,962,000
                  January 31, 2001             $3,663,000
                  February 28, 2001            $4,323,000
                  March 31, 2001               $4,552,000
                  April 30, 2001               $5,127,000
                  May 31, 2001                 $5,678,000
                  June 30, 2001                $6,458,000
                  July 31, 2001                $6,645,000
                  August 31, 2001              $6,809,000
                  September 30, 2001           $6,869,000
                  October 31, 2001             $6,975,000
                  November 30, 2001            $7,087,000
                  December 31, 2001            $7,240,000
                  January 31, 2002             $7,240,000
                  February 28, 2002            $7,240,000
                  March 31, 2002               $7,508,000
                  April 30, 2002               $7,564,000
                  May 31, 2002                 $7,651,000
                  June 30, 2002                $7,515,000
                  July 31, 2002                $7,556,000
                  August 31, 2002              $7,542,000
                  September 30, 2002           $7,546,000
                  October 31, 2002             $7,622,000
                  November 30, 2002            $7,698,000
                  December 31, 2002            $7,775,000
                  At any time thereafter       $7,800,000

      1.25  Section 7.20 is hereby amended to read in its entirety as follows:

                  SECTION 7.20. TRANSITION RULES. In calculating compliance with
            Section 7.15 and 7.16, Consolidated Capital Expenditures for any period shall be calculated as (a) for periods through December 31, 2000, the lesser of (i) $83,333 per month and (ii) actual Consolidated Capital Expenditures for such period; and (b) for the periods from and after January 1, 2001, actual Consolidated Capital Expenditures for each month. In calculating compliance with Section 7.16, for all periods ending prior to July 1, 2001 the sum (the "SUM") of Consolidated EBITDA less Consolidated Capital Expenditures shall be calculated by multiplying the sum by twelve and dividing the resulting figure by the number of calendar months elapsed since July 1, 2000:

      1.26  Article VII is hereby amended by adding the following new Sections
7.22 and 7.23 to the end thereof:

                  SECTION 7.22. RESTRICTIVE AGREEMENTS. The Holding Company and
            the Company will not, and will not permit any of its Subsidiaries to, enter into any agreement (excluding this Agreement, the Note Purchase Agreement, the Intercreditor Agreement and any other Financing Document) prohibiting the ability of any Subsidiary to make any payment, directly or indirectly, to the Holding Company by way of dividends, advances, repayments of loans or advances, reimbursements of management and other intercompany charges, expenses and accruals or other returns on investments, or any other agreement or arrangement which restricts the ability of any such Subsidiary to make any payment, directly or indirectly, to the Holding Company; provided, however, that the Note Purchase Agreement (and related documents) may not prohibit dividends and distributions from any Subsidiary to the Company to enable the Company to make payments to the Agent or any Lender required by the Financing Documents.

                  SECTION 7.23. EQUITY SECURITIES ISSUANCES TO EMPLOYEES AND
            MANAGEMENT. The Holding Company shall not issue shares of Common Stock, Preferred Stock, options, warrants or any other equity securities to any employee or member of management of any Credit Party for a purchase or exercise price less than fair market value as determined by independent members of the Holding Company's board of directors.

      1.27 Section 8.01(k) is hereby amended by deleting therein the phrase ", except for any Joint Venture acquired in accordance with Section 7.07,".

      1.28 Section 8.01 is hereby amended by (i) deleting "or" from the end of subsection (o), (ii) deleting the period from the end of subsection (p) and adding a semicolon in its place, and (iii) adding to the end of Section 8.01 new subsections "(q)" and "(r)" as follows:

            (q) The Agent shall receive an Enforcement Notice (as defined in the Intercreditor Agreement); or

            (r) An event of default shall occur under the terms of the Note Purchase Agreement or any Note Document (as defined in the Note Purchase Agreement).

      1.29 Section 11.06 is hereby amended to add to the end thereof, the following new subsection "(i)":

                  (i) Notwithstanding anything to the contrary in this Section
            11.06, no Lender shall assign any portion of its Note except to either (i) a Person who is a

            Lender Affiliate or Affiliated Investor; or (ii) a Person who will, immediately after giving effect to the assignment, hold Notes with an aggregate principal amount (including the undrawn portion of any Revolving Credit Commitment) of at least Two Million Five Hundred Thousand Dollars ($2,500,000). If the transfer is made to a Lender Affiliate or an Affiliated Investor and, after the assignment, such assignee shall fail, for any reason, to remain a Lender Affiliate or Affiliated Investor of a Person then a Lender, then, unless the assignee then holds at least $2,500,000 in aggregate principal amount (including the undrawn portion of any Revolving Credit Commitment) of the Loans, either (a) the assignee shall sell the assigned Notes back to the assigning Lender for the then outstanding principal balance of thereof, together with any accrued but unpaid interest thereon or (b) the other Lenders shall transfer a sufficient amount of their Notes and their interests in the Financing Documents to such assignee so that the assignee holds at least $2,500,000 in aggregate principal amount (including the undrawn portion of any Revolving Credit Commitment) of the Loans.

      1.30  Notwithstanding anything to the contrary in the Credit Agreement:
(i) no further Acquisition Loans shall be made available to the Company; (ii) the Acquisition Loan Availability shall be deemed to be "zero" from and after the date of this Amendment (but such reduction shall not obligate the Company to make a mandatory prepayment of the Acquisition Loans under Section 3.05(b)(2) of the Credit Agreement); (iii) all of the outstanding Acquisition Loans are hereby deemed to be converted to Term Loans (regardless of whether the aggregate of the existing Term Loans and Acquisition Loans may exceed the Term Loan Commitment recited in the Credit Agreement) and as Term Loans shall be due and payable in accordance with the provisions set forth in the Credit Agreement with respect to Term Loans; (iv) after giving effect to the conversion of the Acquisition Loans to Term Loans as set forth herein, the outstanding principal balance of the Acquisition Loans shall not be taken into account in determining Working Capital Availability; (v) the definition of "Amortization Commencement Date" in Section
1.01 of the Credit Agreement and the entire Section 3.05(c) of the Credit Agreement are each hereby deleted; and (vi) the promissory notes issued with respect to the Acquisition Loans shall continue to evidence the sums due to the Lenders under the Acquisition Loans as converted to Term Loans.

      1.31 Notwithstanding anything to the contrary in the Credit Agreement, wherever in the Credit Agreement it is recited that (i) Liens have been (or are to be) granted to the Agent to secure the Obligations, it shall be deemed instead to require that such Liens be granted to the Collateral Agent, for the benefit of the Lenders and the Subordinated Creditors, pursuant to the provisions of the Security Documents subject to the Intercreditor Agreement (provided, however, that any Liens granted to the Agent in the Key-Person Life Insurance Policy shall continue to be held by the Agent solely for the benefit of the Lenders); and (ii) any action is to be taken or any decision is to be made by the Agent with respect to the Collateral, such action or decision shall instead be taken by the Collateral Agent consistent with the provisions of the Intercreditor Agreement and the Security Documents (provided, however, that any action or decisions regarding the Key-Person Life Insurance Policy shall continue to be taken by the Agent solely for the benefit of the Lenders).

      2. WAIVERS OF SPECIFIED EXISTING DEFAULTS. Subject to the terms and conditions of this Amendment, the Agent and the Lenders hereby waive the following specified Defaults or Events of Default: (i) the late delivery of financial statements under Sections 6.01(a) and (b) with respect to any periods ending on or before June 30, 2000 (which financial statements have since been delivered to the Agent); and (ii) any failure of the Company to comply with the covenants set forth in Sections 7.15, 7.16, 7.17, 7.18 and 7.19 with respect to any periods ending on or before June 30, 2000.

      3. REPRESENTATIONS AND WARRANTIES. Each of the Credit Parties hereby represents and warrants to the Agent and the Lenders that (a) this Amendment has been duly authorized, executed and delivered by the Company and the Holding Company, (b) after giving effect to the modifications set forth in Section 1 of this Amendment and the waivers set forth in Section 2 of this Amendment, no Default or Event of Default has occurred and is continuing as of this date, (c) all of the representations and warranties made by each of the Company and the Credit Parties in the Credit Agreement are true and correct in all material respects on and as of the date of this Amendment (except to the extent that any such representations or warranties expressly referred to a specific prior date), and (d) the financial projections attached hereto as Exhibit A were prepared in good faith by the Credit Parties based upon reasonable assumptions, and the Credit Parties acknowledge that the Agent and the Lenders are relying on such projections in deciding to enter into this Amendment. Any breach by any Credit Party of its representations and warranties contained in this Section shall be an Event of Default for all purposes of the Credit Agreement.

      4. RATIFICATION. Each of the Credit Parties hereby ratifies and reaffirms each and every term, covenant and condition set forth in the Credit Agreement and all other documents delivered by any of the Credit Parties in connection therewith (including without limitation the other Financing Documents to which any of the Credit Parties is a party).

      5. ESTOPPEL. To induce the Agent and the Lenders to enter into this Amendment, each of the Credit Parties hereby acknowledges and agrees that, as of the date hereof, there exists no right of offset, defense or counterclaim in favor of any Credit Party as against the Collateral Agent, the Agent or any Lender with respect to the obligations of any Credit Party to any of such parties under the Credit Agreement or the other Financing Documents, either with or without giving effect to this Amendment.

      6. CONDITIONS TO EFFECTIVENESS. The amendments contained in Section 1 hereof and the waivers in Section 2 hereof shall become effective upon the date of this Amendment, subject to the satisfaction of the following conditions on or prior to such date:

      (a) the receipt by the Agent of this Amendment, duly executed, completed and delivered by the Agent, the Lenders and each of the Credit Parties;

      (b) the receipt by the Agent of a true and complete copy of the Note Purchase Agreement, duly executed by the Credit Parties and the Subordinated Creditors (together with all of the other Note Documents, as defined in the Note Purchase

      Agreement, and the Subordinated Creditor's Equity Documents, as defined in the Intercreditor Agreement) and the Company shall have contemporaneously received the sum of $7,115,142 from the issuance of Notes;

      (c) the receipt by the Agent of a fully executed Intercreditor Agreement;

      (d) the receipt by the Agent of a fully executed Modification Agreement (together with copies of all documents required to be delivered pursuant thereto);

      (e) the receipt by the Agent of all fees and expenses (including attorneys fees) incurred by the Agent in connection with the Financing Documents, including those related to the negotiation and execution of this Amendment; and

      (f) the receipt by the Agent of such other documents as the Agent may reasonably request.

      7. REIMBURSEMENT OF EXPENSES. The Credit Parties hereby agree, jointly and severally, that the Credit Parties will reimburse the Agent and the Lenders on demand for all costs and expenses (including without limitation attorney's fees) incurred by such parties in connection with the negotiation, documentation and consummation of this Amendment and the other documents executed in connection herewith and the transactions contemplated hereby and thereby.

      8. GOVERNING LAW. THIS AMENDMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF GEORGIA WITHOUT REGARD TO ITS PRINCIPLES OF CONFLICTS OF LAWS.

      9. SEVERABILITY OF PROVISIONS. Any provision of this Amendment which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof or affecting the validity or enforceability of such provision in any other jurisdiction. To the extent permitted by applicable law, each Credit Party hereby waive any provision of law that renders any provision hereof prohibited or unenforceable in any respect.

      10. COUNTERPARTS; FACSIMILE DELIVERY. This Amendment may be executed in any number of counterparts, all of which shall be deemed to constitute but one original and shall be binding upon all parties, their successors and permitted assigns. This Amendment may be delivered by facsimile transmission with the same effect as if originally executed counterparts of this Agreement were personally delivered to each of the parties hereto.

      11. ENTIRE AGREEMENT. The Credit Agreement, as amended by this Amendment, together with the Intercreditor Agreement and the Modification Agreement embodies the entire agreement between the parties hereto relating to the subject matter hereof and supersedes all prior agreements, representations and understandings, if any, relating to the subject matter thereof.

      IN WITNESS WHEREOF, the parties have caused this Amendment to be duly executed by their respective officers, as of the date first above written.


PSYCH SYSTEMS HOLDINGS, INC.          AMERICAN PSYCH SYSTEMS
                                      HOLDINGS, INC.

By: /s/ Stephen DaRe                  By: /s/ Stephen DaRe
   -------------------------             -----------------------
Name: Stephen DaRe                    Name: Stephen DaRe
Title: EVP & CFO                      Title: EVP & CFO


BANK OF AMERICA, N.A., successor in   BANK OF AMERICA, N.A. , successor
interest to Banc of America           in interest to Banc of America
Commercial Finance Corporation,       Commercial Finance Corporation,
formerly known as NationsCredit       formerly known as NationsCredit
Commercial Corporation                Commercial Corporation
(as Agent)                            (as Lender)


By:_________________________          By:_________________________
Name:                                 Name:
Title:                                Title:



                       [Signatures continued on next page]

AMERICAN PSYCH SYSTEMS, INC.
AMERICAN PSYCH SYSTEMS OF PUERTO RICO, INC.
AMERICAN PSYCH SYSTEMS OF TEXAS, INC.
AZCARE, INC.
CH/ECP SYSTEMS, INC.
CHS MANAGED SERVICES, INC.
METROPOLITAN IPA, INC.
NEW YORK PSYCH SYSTEMS, INC.
NEW YORK PSYCH SYSTEMS, L.P.
       By: NEW YORK PSYCH SYSTEMS, INC., its General Partner
PSYCH SYSTEMS IPA, INC.
PSYCH SYSTEMS OF MANHATTAN, INC.
PSYCH SYSTEMS OF LONG ISLAND, INC.
PSYCH SYSTEMS OF WESTCHESTER, INC.
PSYCH SYSTEMS PPO, INC.
SUFFOLK PSYCH SYSTEMS, L.P.
       By: NEW YORK PSYCH SYSTEMS, INC., its General Partner
VYDAS RESOURCES, INC.
WESTCHESTER PSYCH SYSTEMS, L.P.
       By: NEW YORK PSYCH SYSTEMS, INC., its General Partner



By: /s/ Stephen DaRe
   --------------------------
Name: Stephen DaRe
Title: EVP & CFO